UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 22, 2007

CONSOLIDATION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	333-142105 (Commission File Number)	20-8317863 (IRS Employer Identification No.)

2756 N. Green Parkway, Suite 225
Henderson, NV 89014
(Address of principal executive offices)

Registrant’s telephone number, including area code (702) 614-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01. Other Events.

On October 22, 2007, the Board of Directors of Consolidation Services, Inc. (the “Company”) accepted management’s recommendation to adopt a business strategy centered on the pursuit of two specialty food opportunities in parallel. In order to consummate such opportunities, the Company is notifying all warrant holders that the exercise price for the Company’s Class A Common Stock Purchase Warrants (the “Class A Warrants”) is reduced from $3.00 to $1.00 per share from October 22, 2007 to December 31, 2007 or until the Company has received $5,000,000 in consideration, whichever occurs first. When either event occurs, the Class A Warrant exercise price will revert back to $3.00 per share.

 Item 9.01. Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATION SERVICES, INC.

Dated: October 25, 2007	By:	/s/ Johnny R. Thomas
Name: Johnny R. Thomas
Title: Chief Executive Officer and President